Exhibit 10.21A

AMENDMENT TO RETENTION AGREEMENT

This Amendment to the Retention Agreement is entered into on this 23rd day of December, 2005, by and between JAMES F. SMITH (“Executive”) and APHTON CORPORATION (the “Company”).

WHEREAS, the Company and the Executive entered into a Retention Agreement (the “Retention Agreement”) on the 12th day of August, 2005; and

WHEREAS, the Company paid fifty percent (50%) of the Retention Bonus to the Executive pursuant to Section 3.A. of the Retention Agreement; and

WHEREAS, the Company and the Executive have determined that due to changed circumstances of the Company, it is in the best interests of the Company and the Executive to amend the Retention Agreement in certain respects; and

NOW, THEREFORE, in consideration of their mutual promises in the Retention Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, amend the Retention Agreement as follows:

1.	Modification of Retention Bonus.

a.
The parties hereby agree that the aggregate amount of Retention Bonus payable under the Retention Agreement shall be amended to be $168,000.00 (the “Amended Bonus”); which sum represents that portion of the Retention Bonus previously earned by the Executive and timely paid by the Company pursuant to Section 3.A of the Retention Agreement as of the date of this Amendment. No further percentages of the Retention Bonus delineated in the Retention Agreement or any additional Retention Bonus of any kind shall be earned by the Executive nor become payable by the Company under the Retention Agreement.

b.	Any references to amounts above the Amended Bonus that may be earned or become payable in the Retention Agreement, including any such references in Section 3, are hereby deleted.

2.	Amendment of Retention Date in Section 2.

a.
The parties hereby agree that the Executive shall only be required to stay through the earlier of (i) March 16, 2006 or (ii) the date the Company files its annual report on Form 10-K with the Securities and Exchange Commission.

b.
In order to effect the above agreement, the first sentence of the first paragraph of Section 2 is hereby deleted in its entirety and the remainder of the paragraph is amended and restated by deleting the text appearing therein in its entirety and inserting the following text in lieu thereof:

If the Executive does not remain continuously employed with the Company from the date of this Amendment through the earlier of (i) March 16, 2006 or (ii) the date the Company files its annual report on Form 10-K with the Securities and Exchange Commission, the Executive must pay to the Company, within ten (10) business days of the last date of the Executive’s employment, an amount equal to that portion of the Retention Bonus the Company has paid to the Executive pursuant to the Retention Agreement minus any Withholdings (as defined in the Retention Agreement); provided, however, that if the effect of any such repayment results in the Executive having a tax credit with respect to any federal, state and/or local taxes previously paid, then Executive shall also have the obligation to pay the Company the amount of any such credit.

c.	The second paragraph of Section 2 remains unchanged.

3.
Section 5.C., Entire Agreement/Amendments, of the Retention Agreement is hereby amended and restated by deleting the text appearing therein in its entirety and inserting the following text in lieu thereof:

The Retention Agreement, as amended by this Amendment, and the Employment Agreement contain the entire understanding of the parties with respect to the employment of the Executive by the Company and supersede any other agreements (oral or written) between the Company and the Executive with respect thereto. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter of the Executive’s employment by the Company other than those expressly set forth in the Retention Agreement, as amended by this Amendment, and the Employment Agreement. Neither the Retention Agreement nor this Amendment may be altered, modified, or amended except by written instrument signed by the parties hereto.

4. All terms of the Retention Agreement not amended herein remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

EXECUTIVE	APHTON CORPORATION
/s/ JAMES F. SMITH	/s/ PATRICK T. MOONEY, M.D.

James F. Smith Chief Financial Officer	Patrick T. Mooney Chief Executive Officer